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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated
February 16, 2001 relating to the financial statements of Global Marine Inc., which appears in Global Marine Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, in (i) this Current Report on Form 8-K of GlobalSantaFe Corporation (formerly named Santa Fe International Corporation), (ii) the Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708 and 333-73878) of GlobalSantaFe Corporation and (iii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedule of Global Marine Inc., which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 31, 2002